Exhibit 31.2

CERTIFICATIONS

I, Jeffrey J. Bairstow, certify that:

1.             I have reviewed this Annual Report on Form 10-K/A of Dendrite International, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007

By:	/s/ JEFFREY J. BAIRSTOW
Name:	Jeffrey J. Bairstow
Title:	Executive Vice President and Chief Financial Officer